UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 5, 2012
(May 31, 2012)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The U. S. Environmental Protection Agency (“EPA”) issued a proposed decision on May 31, 2012, relating to the State of New Mexico's plan to address regional haze, leaving in place a Federal requirement for best available retrofit technology for the San Juan Generating Station (“SJGS”). Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc. (the “Company”), is the operator and 46.3% owner of SJGS.
In July 2011, the State submitted its determination to address regional haze at SJGS through technology with a total plant cost estimated to be $77 million. In August 2011, EPA issued its final action requiring technology with a total plant cost estimated by the Company to be at least $750 million. EPA's May 31, 2012 proposed decision on the State plan, which does not include a stay of the Federal plan, recommends approval of most elements of the State plan with the exception of the Federal requirement to install the more expensive technology at SJGS. However, the proposed decision includes language that would allow for reconsideration of the State's proposal if the State comes back with a different alternative.
In April, the Governor of New Mexico sent a letter to the EPA stating that she would like to create an environment for productive discussions among the stakeholders in this matter. To do this, the Governor asked the EPA to grant a 90-day stay, which would delay the September 2016 compliance deadline for SJGS by that amount of time.
PNM continues to pursue its appeal of the EPA mandate in the U.S. Court of Appeals for the Tenth Circuit.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this Current Report on Form 8-K that relate to the Company's expectations, projections and estimates are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: June 5, 2012	/s/ Patrick V. Apodaca
Patrick V. Apodaca
Senior Vice President, General Counsel and Secretary
(Officer duly authorized to sign this report)

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